PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
www.peoplesbancorp.com

 NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
July 20, 2010		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES SECOND QUARTER RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced net income available to common shareholders of $2.8 million for the second quarter of 2010, up 19% compared to $2.3 million for the prior year second quarter, representing diluted earnings per common share of $0.27 and $0.23, respectively.  First quarter 2010 (or “linked quarter”) net income available to common shareholders was $0.8 million, or $0.08 per diluted common share.  On a year-to-date basis, net income available to common shareholders was $3.6 million through June 30, 2010, versus $6.2 million for the same period a year ago, representing diluted earnings per common share of $0.34 and $0.60, respectively.
Summary points regarding second quarter results:
o
Nonperforming assets increased $8 million and comprised 2.21% of total assets at June 30, 2010, versus 1.79% at March 31, 2010.  During the second quarter, a single $14 million commercial real estate loan relationship was identified as impaired, resulting in the loans being written down by $4 million and the remaining $10 million being placed on nonaccrual status.  Partially offsetting this increase in nonaccrual loans were $1.3 million in write-downs on other real estate owned (“OREO”) held at June 30 due to declines in property values.  Second quarter 2010 net loan charge-offs were $4.8 million, which included the $4 million charge-down associated with the previously mentioned nonaccrual commercial real estate loan relationship.  At June 30, 2010, the allowance for loan losses stood at $27.2 million, or 71% of nonperforming loans.  Second quarter 2010 provision for loan losses was $5.5 million, or 2.11% of average loans on an annualized basis.

o
In connection with continuing efforts to manage the risk profile of the investment portfolio and overall balance sheet, Peoples sold $48 million of investment securities during the second quarter, at a net gain of $3.0 million.  In addition, Peoples sold a $10 million mortgage-backed security in early July, at an $0.8 million loss.  Since the loss on the security sold in July existed at June 30, Peoples recognized the entire amount as an impairment charge in the second quarter of 2010.

o
Peoples’ capital levels remained strong and substantially higher than the minimum regulatory amount needed to be considered “well capitalized”.  Total Risk-Based Capital ratio was 17.44% at quarter-end, while tangible common equity was 7.18% of tangible assets.

o
Net interest income of $15.2 million for the second quarter of 2010 was down slightly from the linked quarter, while net interest margin remained relatively stable at 3.49%.   Earning assets decreased in the second quarter due to commercial loan payoffs and a lack of attractive long-term investments, which pressured net interest income because of limited opportunities to reduce funding costs.

o
Non-interest income totaled $7.8 million in the second quarter, a 3% decline from the linked quarter primarily due to recognizing $0.6 million of performance-based insurance income in the first quarter.  Non-interest income was lower year-over-year due mostly to reduced mortgage banking activity.

o
Second quarter 2010 non-interest expense was $14.3 million, down 2% versus the prior quarter and 8% year-over-year.  Both decreases reflected reductions in various operating expenses attributable to ongoing cost control initiatives.  Lower costs associated with foreclosed real estate contributed to the linked quarter decline, while FDIC insurance expense was down substantially versus a year ago, due to the impact of the special assessment imposed on all FDIC-insured depository institutions in 2009.

o
Retail deposit balances decreased $36 million during the second quarter of 2010, due to a $38 million decline in interest-bearing deposit balances, partially offset by a $2 million increase in non-interest-bearing balances.  Much of the second quarter decrease in interest-bearing balances was the result of a single commercial customer lowering its deposit balances by $20 million, coupled with planned reductions in higher-cost, non-core certificates of deposits (“CDs”) intended to control funding costs.  Compared to year-end 2009, total retail deposit balances were $7 million higher at June 30, 2010.  During this period, Peoples reduced borrowed funds by 10% compared to year-end 2009.

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Second quarter 2010 Earnings Release
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o
Total loan balances decreased $35 million during the second quarter of 2010, primarily reflecting a targeted reduction in commercial real estate loans to improve Peoples’ overall balance sheet risk profile.  As a result, second quarter payoffs exceeded new production.  Contributing to the second quarter decline was the expected payoff of a single $4 million commercial real estate loan, plus the planned sale of $3 million in commercial real estate loans, of which $2 million were on nonaccrual, which caused the loans to be classified as held-for-sale and written down to their estimated fair value at June 30.

“We are pleased with second quarter results, which were in line with our expectations considering the low interest rate environment and still challenging economic conditions,” said Mark F. Bradley, President and Chief Executive Officer.  “We successfully maintained our net revenue stream as a result of controlling operating costs and proactively managing our balance sheet risk profile.  Second quarter provision for loan losses also was lower than recent quarters.  We believe credit issues continue to stabilize, reflected by positive trends in asset quality metrics over the last few quarters and the isolated nature of the second quarter increase in nonperforming assets.”
Second quarter 2010 net interest income and margin were $15.2 million and 3.49%, respectively, down slightly from the linked quarter, as decreased interest income outpaced the reduction in interest expense.  Year-over-year, net interest income was down slightly for both the three and six months ended June 30, 2010, while net interest margin expanded modestly for both periods.  Peoples’ interest income continues to be pressured by lower loan balances and lack of attractive long-term investments given management’s risk-return criteria, coupled with the impact of lower reinvestment rates in the current interest rate environment.  In comparison, Peoples’ interest expense continues to benefit from management’s ongoing efforts to decrease funding costs by repaying wholesale funding and more selectively pricing higher-cost, non-core deposits.
 “Net interest margin was relatively stable in the second quarter of 2010, while lower earning assets reduced net interest income,” said Edward G. Sloane, Chief Financial Officer and Treasurer.  “We believe downward pressure on net interest income and margin could continue in the second half of 2010, unless the Federal Reserve takes steps to increase interest rates or more attractive investment opportunities present themselves.  As such, our balance sheet strategies will continue to emphasize maintaining good liquidity and changing our funding mix by repaying maturing borrowings with low-cost core deposits and excess cash.”
In the second quarter of 2010, total non-interest income was $7.8 million versus $8.0 million last quarter, due mostly to the recognition of annual performance-based insurance revenue of $585,000 earned during the first quarter.  Compared to the prior year, non-interest income was down 6% in the second quarter of 2010 and 4% through six months of 2010, largely a result of decreased mortgage banking income attributable to lower gains on sales of residential real estate loans.  Insurance revenues continued to be adversely effected by the impact of economic conditions on commercial insurance needs and competitive pricing within the insurance industry, which contributed to the year-over-year decline in total non-interest income.
Non-interest expense totaled $14.3 million for the second quarter of 2010, down 2% from the linked quarter and 8% year-over-year.  Through six months of 2010, total non-interest expense was $28.9 million versus $30.0 million for the first half of 2009.  The linked quarter decline was largely attributable to moderately lower expenses for OREO, while lower FDIC insurance expense accounted for most of the year-over-year decreases.  Second quarter 2009 FDIC insurance expense included an additional $930,000 for the special assessment imposed on all FDIC-insured institutions. Non-interest expense in 2010 also benefited from reductions in several major non-interest expenses in connection with ongoing cost control initiatives.
During the second quarter of 2010, Peoples’ ongoing management of its balance sheet interest rate risk profile resulted in the sale of investment securities with an aggregate book value of $48.2 million during the quarter at a $3.0 million net gain and a single $10.3 million security at a $0.8 million loss in early July.  The securities sold consisted of U.S agency mortgage-backed securities and U.S. government-backed student loan pools and were selected based upon their current low yields and interest rate risk characteristics.  In accordance with generally accepted accounting principles, Peoples recorded the entire loss related to the July sale as an other-than-temporary impairment in the second quarter of 2010 since the security had a loss at June 30 and was sold prior to recovery.
Gross portfolio loan balances decreased $35.2 million during the second quarter, to $1.02 billion at June 30, 2010.  Much of this decline was the result of commercial loan payoffs exceeding new production.  Overall demand for new loans has also been impacted by economic conditions, which has contributed to the steady declines in consumer and real estate loans in recent quarters.  At June 30, 2010, Peoples’ loans held-for-sale included $3.4 million of commercial loans secured by commercial real estate located outside Peoples’ primary market area.  Included in these loans were $2.1 million which were identified as impaired and placed on nonaccrual status in 2009.  Peoples recorded a $94,000 loss to reduce the carrying value of these loans to their estimated fair value at June 30, 2010.

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Second quarter 2010 Earnings Release
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Total nonperforming assets were $43.4 million, or 2.21% of total assets, at June 30, 2010, versus $35.9 million, or 1.79%, at March 31, 2010 and $40.7 million, or 2.03%, at year-end 2009.   During the second quarter, a single $14.2 million commercial loan relationship was identified as being impaired and placed on nonaccrual.  The loans comprising this relationship are secured by real estate and were written down by $3.8 million to the estimated net realizable value of the underlying collateral as of June 30, 2010.  The overall increase in nonperforming assets was partially offset by the payoff of an existing $3.9 million nonaccrual commercial real estate loan during the second quarter and $1.3 million write-downs on OREO at June 30, 2010.
Net loan charge-offs were $4.8 million, or 1.86% of average loans on an annualized basis, for the second quarter of 2010, compared to $7.2 million, or 2.76%, for the linked quarter and $5.7 million, or 2.05%, for the second quarter of 2009.  Second quarter 2010 charge-offs included a $3.8 million write-down on the impaired commercial real estate loan relationship identified during the quarter, of which $1.4 million was provided for in prior quarters through the allowance for loan losses.  On a year-to-date basis, net charge-offs were $12.0 million through June 30, 2010, or 2.31% of average loans on an annualized basis, versus $8.6 million, or 1.56%, for the same period a year ago.  Peoples’ allowance for loan losses increased $0.6 million in the second quarter of 2010, to $27.2 million, or 2.66% of total loans, at June 30, 2010.  To maintain the adequacy of the allowance for loan losses, Peoples recorded a second quarter 2010 provision for loan losses of $5.5 million versus $6.5 million last quarter and $4.7 million in the second quarter of 2009.
 “Overall, we believe positive progress is being made towards improving our overall asset quality, despite the increase in nonperforming assets,” commented Sloane.  “The continued weakness in general economic conditions and corresponding impact on commercial borrowers resulted in some increase in our allowance for loan losses.  Reducing nonperforming assets remains a key priority for the remainder of 2010.”
At June 30, 2010, total retail deposit balances were down $36.2 million versus the prior quarter-end, but $6.6 million higher than year-end 2009.   During the second quarter, a single commercial customer lowered its deposit balances by $20 million for corporate purposes, of which $10 million were CDs and the remainder was held in a money market account, accounting for most of the linked quarter decrease in retail deposits.  Contributing to the reduction in deposit balances were Peoples’ efforts to control funding costs by pricing higher-cost, non-core deposits more selectively.  As a result of these actions, retail CD balances decreased $34.4 million in the second quarter and $25.2 million in the first half of 2010.   Money market balances, although down $5.7 million in the second quarter, were up $27.2 million on a year-to-date basis.  Non-interest-bearing balances increased $2.2 million for the quarter and $5.6 million since year-end 2009, totaling $203.6 million at June 30, 2010.  Total borrowed funds were essentially unchanged at the end of the second quarter of 2010 compared to the linked quarter but were down $33.3 million, or 10%, compared to December 31, 2009.
Peoples Bancorp Inc. is a diversified financial products and services company with $2.0 billion in assets, 47 locations and 39 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, LLC.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss second quarter 2010 results of operations today at 11:00 a.m., Eastern Daylight Savings Time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
Certain statements made in this news release regarding Peoples’ financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

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Second quarter 2010 Earnings Release
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These forward-looking statements reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  Additionally, Peoples’ financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to: (1) continued deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, sale volumes and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions and weakening in the real estate market, either nationally or in the states in which Peoples and its subsidiaries do business, which may be less favorable than expected; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, including in particular the Restoring American Financial Stability Act of 2010 and related regulations required to be promulgated, which may adversely affect the business of Peoples and its subsidiaries; (8) changes in accounting standards, policies, estimates or procedures may adversely affect Peoples’ reported financial condition or results of operations; (9) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio; (10) a delayed or incomplete resolution of regulatory issues that could arise; (11) Peoples’ ability to receive dividends from its subsidiaries; (12) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (13) the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples; (14) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (15) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (16) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.
As required by U.S. GAAP, Peoples is required to evaluate the impact of subsequent events through the filing date of its June 30, 2010 consolidated financial statements on Form 10-Q with the SEC.  Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Second quarter 2010 Earnings Release
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PER COMMON SHARE DATA AND SELECTED RATIOS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
PER COMMON SHARE:
Earnings per share:
Basic	$ 0.27	$ 0.08	$ 0.23	$ 0.34	$ 0.60
Diluted	0.27	0.08	0.23	0.34	0.60
Cash dividends declared per share	0.10	0.10	0.23	0.20	0.46
Book value per share	19.35	19.43	19.30	19.35	19.30
Tangible book value per share (a)	13.10	13.15	12.92	13.10	12.92
Closing stock price at end of period	$ 14.50	$ 16.48	$ 17.05	$ 14.50	$ 17.05

SELECTED RATIOS:
Return on average equity (b)	5.43%	2.19%	4.93%	3.81%	5.59%
Return on average common equity (b)	5.45%	1.58%	4.85%	3.52%	6.53%
Return on average assets (b)	0.66%	0.26%	0.56%	0.46%	0.61%
Efficiency ratio (c)	60.28%	60.07%	63.12%	60.17%	60.85%
Net interest margin (b)(d)	3.49%	3.52%	3.45%	3.51%	3.49%
Dividend payout ratio (e)	38.01%	131.05%	102.96%	58.88%	77.64%

(a)
This ratio represents a non-GAAP measure since it excludes the balance sheet impact of intangible assets acquired through acquisitions on stockholders’ equity.  Additional information regarding the calculation of this ratio is included at the end of this release.

(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).
(d)	Information presented on a fully tax-equivalent basis.
(e)	Dividends declared on common shares as a percentage of net income available to common shareholders.

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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in $000’s)	2010	2010	2009	2010	2009
Interest income	$ 22,963	$ 23,457	$ 25,745	$ 46,420	$ 52,079
Interest expense	7,790	8,016	10,315	15,806	21,122
Net interest income	15,173	15,441	15,430	30,614	30,957
Provision for loan losses	5,458	6,501	4,734	11,959	8,797
Net interest income after provision for loan losses	9,715	8,940	10,696	18,655	22,160

Gross impairment losses on investment securities	(800)	(820)	–	(1,620)	–
Less: Non-credit losses included in other
comprehensive income	–	166	–	166	–
Net other-than-temporary impairment losses	(800)	(986)	–	(1,786)	–
Net gain on securities transactions	3,018	16	262	3,034	588
Net (loss) gain on assets	(1,254)	17	57	(1,237)	(62)
Net loss on loans held for sale	(94)	–	–	(94)	–

Non-interest income:
Deposit account service charges	2,457	2,298	2,616	4,755	5,015
Insurance income	2,261	2,411	2,405	4,672	5,150
Trust and investment income	1,209	1,556	1,237	2,765	2,295
Electronic banking income	1,175	1,088	1,020	2,263	1,943
Mortgage banking income	267	235	507	502	1,108
Bank owned life insurance	173	185	254	358	553
Other non-interest income	230	241	206	471	418
Total non-interest income	7,772	8,014	8,245	15,786	16,482

Non-interest expense:
Salaries and employee benefits costs	7,496	7,377	7,499	14,873	15,023
Net occupancy and equipment	1,440	1,518	1,496	2,958	2,968
FDIC insurance	612	617	1,608	1,229	2,095
Professional fees	601	692	700	1,293	1,441
Electronic banking expense	557	605	491	1,162	1,163
Data processing and software	527	570	564	1,097	1,101
Foreclosed real estate and other loan expenses	472	646	192	1,118	487
Franchise taxes	374	373	404	747	827
Amortization of intangible assets	235	245	319	480	649
Other non-interest expense	1,995	1,932	2,248	3,927	4,269
Total non-interest expense	14,309	14,575	15,521	28,884	30,023
Income before income taxes	4,048	1,426	3,739	5,474	9,145
Income tax expense	763	111	893	874	2,104
Net income	$ 3,285	$ 1,315	$ 2,846	$ 4,600	$ 7,041
Preferred dividends	512	513	511	1,025	852
Net income available to common shareholders	$ 2,773	$ 802	$ 2,335	$ 3,575	$ 6,189

PER COMMON SHARE DATA:
Earnings per share – Basic	$ 0.27	$ 0.08	$ 0.23	$ 0.34	$ 0.60
Earnings per share – Diluted	$ 0.27	$ 0.08	$ 0.23	$ 0.34	$ 0.60
Cash dividends declared per share	$ 0.10	$ 0.10	$ 0.23	$ 0.20	$ 0.46

Weighted-average shares outstanding – Basic	10,422,126	10,391,542	10,360,590	10,406,919	10,352,769
Weighted-average shares outstanding – Diluted	10,429,369	10,400,243	10,377,105	10,415,999	10,364,621
Actual shares outstanding (end of period)	10,423,317	10,408,096	10,358,852	10,423,317	10,358,852

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CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(in $000’s)	2010	2009

Assets
Cash and cash equivalents:
Cash and due from banks	$ 43,930	$ 29,969
Interest-bearing deposits in other banks	23,438	11,804
Total cash and cash equivalents	67,368	41,773

Available-for-sale investment securities, at fair value (amortized cost of $685,382
at June 30, 2010 and $706,444 at December 31, 2009)	696,469	726,547
Held-to-maturity investment securities, at amortized cost (fair value of $3,027
at June 30, 2010 and $963 at December 31, 2009)	2,964	963
Other investment securities, at cost	24,356	24,356
Total investment securities	723,789	751,866

Loans, net of deferred fees and costs	1,016,106	1,052,058
Allowance for loan losses	(27,168)	(27,257)
Net loans	988,938	1,024,801

Loans held for sale	5,054	1,874
Bank premises and equipment, net of accumulated depreciation	24,279	24,844
Bank owned life insurance	53,281	52,924
Goodwill	62,520	62,520
Other intangible assets	2,618	3,079
Other assets	39,199	38,146
Total assets	$ 1,967,046	$ 2,001,827

Liabilities
Deposits:
Non-interest-bearing deposits	$ 203,559	$ 198,000
Interest-bearing deposits	1,195,217	1,197,886
Total deposits	1,398,776	1,395,886

Short-term borrowings	49,765	76,921
Long-term borrowings	239,981	246,113
Junior subordinated notes held by subsidiary trust	22,548	22,530
Accrued expenses and other liabilities	15,696	16,409
Total liabilities	1,726,766	1,757,859

Stockholders' Equity
Preferred stock, no par value (50,000 shares authorized, 39,000 shares issued
at June 30, 2010, and December 31, 2009)	38,593	38,543
Common stock, no par value (24,000,000 shares authorized, 11,055,429 shares
issued at June 30, 2010, and 11,031,892 shares issued at December 31, 2009),	166,065	166,227
including shares in treasury
Retained earnings	47,699	46,229
Accumulated comprehensive income, net of deferred income taxes	3,677	9,487
Treasury stock, at cost (632,112 shares at June 30, 2010, and
657,255 shares at December 31, 2009)	(15,754)	(16,518)
Total stockholders' equity	240,280	243,968
Total liabilities and stockholders' equity	$ 1,967,046	$ 2,001,827

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SELECTED FINANCIAL INFORMATION

	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, end of period)	2010	2010	2009	2009	2009

Loan Portfolio
Commercial real estate	$ 471,046	$ 501,917	$ 503,034	$ 478,518	$ 504,826
Commercial and industrial	165,916	165,934	159,915	160,677	173,136
Real estate construction	36,490	34,894	32,427	67,143	54,446
Residential real estate	207,314	212,569	215,735	216,571	216,280
Home equity lines of credit	50,259	49,444	49,183	48,991	48,301
Consumer	83,735	85,231	90,144	94,374	95,161
Deposit account overdrafts	1,346	1,299	1,620	1,765	2,016
Total loans	$ 1,016,106	$ 1,051,288	$ 1,052,058	$ 1,068,039	$ 1,094,166

Deposit Balances
Interest-bearing deposits:
Retail certificates of deposit	$ 512,327	$ 546,760	$ 537,549	$ 561,619	$ 596,713
Money market deposit accounts	290,477	296,196	263,257	245,621	228,963
Governmental deposit accounts	136,119	143,068	147,745	137,655	129,491
Savings accounts	120,086	117,526	112,074	113,104	116,108
Interest-bearing demand accounts	94,542	88,425	91,878	87,153	90,881
Total retail interest-bearing deposits	1,153,551	1,191,975	1,152,503	1,145,152	1,162,156
Brokered certificates of deposits	41,666	41,738	45,383	61,412	45,862
Total interest-bearing deposits	1,195,217	1,233,713	1,197,886	1,206,564	1,208,018
Non-interest-bearing deposits	203,559	201,337	198,000	187,011	199,572
Total deposits	$ 1,398,776	$ 1,435,050	$ 1,395,886	$ 1,393,575	$ 1,407,590

Asset Quality
Nonperforming assets:
Loans 90+ days past due and accruing	$ 481	$ –	$ 411	$ 993	$ 242
Nonaccrual loans	38,050	29,832	33,972	41,136	40,460
Total nonperforming loans	38,531	29,832	34,383	42,129	40,702
Other real estate owned	4,892	6,033	6,313	1,238	163
Total nonperforming assets	$ 43,423	$ 35,865	$ 40,696	$ 43,367	$ 40,865

Allowance for loan losses as a percent of
nonperforming loans	70.5%	89.0%	79.3%	62.3%	56.9%
Nonperforming loans as a percent of total loans	3.77%	2.84%	3.27%	3.94%	3.72%
Nonperforming assets as a percent of total assets	2.21%	1.79%	2.03%	2.16%	2.00%
Nonperforming assets as a percent of total loans
and other real estate owned	4.23%	3.39%	3.85%	4.06%	3.73%
Allowance for loan losses as a percent of total loans	2.66%	2.53%	2.59%	2.46%	2.12%

Capital Information(a)
Tier 1 risk-based capital ratio	16.11%	15.51%	15.49%	15.06%	14.88%
Tier 1 common ratio	11.07%	10.60%	10.58%	10.30%	10.30%
Total risk-based capital ratio (Tier 1 and Tier 2)	17.44%	16.83%	16.80%	16.39%	16.22%
Leverage ratio	10.14%	9.97%	10.06%	9.82%	9.95%
Tier 1 capital	$ 195,439	$ 193,211	$ 192,822	$ 193,013	$ 198,041
Tier 1 common capital	134,298	132,103	131,747	131,973	137,035
Total capital (Tier 1 and Tier 2)	211,509	209,647	209,144	209,986	215,826
Total risk-weighted assets	$ 1,212,816	$ 1,245,770	$ 1,244,707	$ 1,281,318	$ 1,330,979
Tangible equity to tangible assets (b)	9.21%	9.06%	9.21%	9.21%	8.74%
Tangible common equity to tangible assets (b)	7.18%	7.07%	7.22%	7.22%	6.78%
(a)	June 30, 2010 data based on preliminary analysis and subject to revision.
(b)
These ratios represent non-GAAP measures since they exclude the balance sheet impact of intangible assets acquired through acquisitions on both total stockholders’ equity and total assets.  Additional information regarding the calculation of these ratios is included at the end of this release.

PEOPLES BANCORP INC.
Second quarter 2010 Earnings Release
- Page 9 of 12 -

PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s)	2010	2010	2009	2010	2009
Provision for Loan Losses
Provision for checking account overdrafts	$ 179	$ 20	$ 234	$ 199	$ 297
Provision for other loan losses	5,279	6,481	4,500	11,760	8,500
Total provision for loan losses	$ 5,458	$ 6,501	$ 4,734	$ 11,959	$ 8,797

Net Charge-Offs
Gross charge-offs	$ 5,517	$ 8,134	$ 6,986	$ 13,651	$ 10,284
Recoveries	674	929	1,327	1,603	1,707
Net charge-offs	$ 4,843	$ 7,205	$ 5,659	$ 12,048	$ 8,577

Net Charge-Offs (Recoveries) by Type
Commercial real estate	$ 4,401	$ 5,918	$ 4,332	$ 10,320	$ 6,853
Commercial and industrial	38	894	31	932	(8)
Residential real estate	77	183	647	260	829
Real estate, construction	68	–	–	68	–
Consumer	89	114	352	202	446
Home equity lines of credit	5	(12)	36	(7)	35
Deposit account overdrafts	165	108	261	273	422
Total net charge-offs	$ 4,843	$ 7,205	$ 5,659	$ 12,048	$ 8,577

Net charge-offs as a percent of loans (annualized)	1.86%	2.76%	2.05%	2.31%	1.56%

SUPPLEMENTAL INFORMATION

	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, end of period)	2010	2010	2009	2009	2009

Trust assets under management	$ 742,044	$ 768,189	$ 750,993	$ 738,535	$ 692,823
Brokerage assets under management	$ 214,421	$ 229,324	$ 216,479	$ 210,743	$ 183,968
Mortgage loans serviced for others	$ 234,134	$ 230,183	$ 227,792	$ 220,605	$ 213,271
Employees (full-time equivalent)	527	530	537	544	548

PEOPLES BANCORP INC.
Second quarter 2010 Earnings Release
- Page 10 of 12 -

CONSOLIDATED AVERAGE BALANCE SHEETS AND NET INTEREST INCOME

	Three Months Ended
	June 30, 2010			March 31, 2010			June 30, 2009
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 34,077	$ 21	0.25%	$ 7,317	$ 4	0.23%	$ 38,546	$ 24	0.25%
Investment securities (a)(b)	739,206	8,717	4.72%	767,804	9,003	4.69%	716,288	9,849	5.50%
Gross loans (a)	1,042,010	14,629	5.63%	1,060,020	14,850	5.66%	1,106,928	16,282	5.91%
Allowance for loan losses	(30,669)			(29,332)			(24,495)
Total earning assets	1,784,624	23,367	5.24%	1,805,809	23,857	5.32%	1,837,267	26,155	5.70%

Intangible assets	65,248			65,484			66,144
Other assets	146,234			142,240			137,839
Total assets	$ 1,996,106			$ 2,013,533			$ 2,041,250

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 121,017	$ 48	0.16%	$ 116,572	$ 47	0.16%	$ 128,790	$ 168	0.52%
Interest-bearing demand accounts	237,262	650	1.10%	229,628	661	1.17%	206,168	795	1.55%
Money market deposit accounts	294,138	654	0.89%	273,567	656	0.97%	223,442	631	1.13%
Brokered certificates of deposits	41,717	398	3.83%	42,003	401	3.87%	32,660	334	4.10%
Retail certificates of deposit	524,038	3,203	2.45%	539,327	3,378	2.54%	623,102	4,650	2.99%
Total interest-bearing deposits	1,218,172	4,953	1.63%	1,201,097	5,143	1.74%	1,214,162	6,578	2.17%

Short-term borrowings	48,931	66	0.53%	86,143	80	0.37%	49,924	108	0.86%
Long-term borrowings	262,602	2,771	4.19%	265,331	2,791	4.23%	330,505	3,629	4.37%
Total borrowed funds	311,533	2,837	3.62%	351,474	2,871	3.28%	380,429	3,737	3.91%
Total interest-bearing liabilities	1,529,705	7,790	2.04%	1,552,571	8,014	2.09%	1,594,591	10,315	2.59%

Non-interest-bearing deposits	209,602			203,158			198,515
Other liabilities	14,317			13,972			16,690
Total liabilities	1,753,624			1,769,701			1,809,796

Preferred equity	38,581			38,556			38,478
Common equity	203,901			205,276			192,976
Stockholders’ equity	242,482			243,832			231,454
Total liabilities and equity	$ 1,996,106			$ 2,013,533			$ 2,041,250

Net interest income/spread (a)		$ 15,577	3.20%		$ 15,843	3.23%		$ 15,840	3.11%
Net interest margin (a)			3.49%			3.52%			3.45%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Second quarter 2010 Earnings Release
- Page 11 of 12 -

	Six Months Ended
	June 30, 2010			June 30, 2009
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 20,772	$ 24	0.25%	$ 32,148	$ 40	0.25%
Investment securities (a)(b)	753,426	17,720	4.71%	713,895	19,860	5.57%
Gross loans (a)	1,050,965	29,480	5.64%	1,107,110	33,014	6.01%
Allowance for loan losses	(30,004)			(24,239)
Total earning assets	1,795,159	47,224	5.28%	1,828,914	52,914	5.81%

Intangible assets	65,365			66,202
Other assets	144,111			137,300
Total assets	$ 2,004,635			$ 2,032,416

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 118,807	$ 95	0.16%	$ 123,700	$ 292	0.48%
Interest-bearing demand accounts	233,467	1,311	1.13%	200,966	1,530	1.54%
Money market deposit accounts	283,910	1,310	0.93%	223,048	1,280	1.16%
Brokered certificates of deposits	41,859	799	3.85%	29,994	608	4.09%
Retail certificates of deposit	531,640	6,581	2.50%	628,272	9,852	3.16%
Total interest-bearing deposits	1,209,683	10,096	1.68%	1,205,980	13,562	2.27%

Short-term borrowings	67,435	147	0.43%	59,557	277	0.93%
Long-term borrowings	263,958	5,562	4.21%	332,688	7,283	4.38%
Total borrowed funds	331,393	5,709	3.44%	392,245	7,560	3.85%
Total interest-bearing liabilities	1,541,076	15,805	2.06%	1,598,225	21,122	2.66%

Non-interest-bearing deposits	206,398			193,844
Other liabilities	14,008			17,045
Total liabilities	1,761,482			1,809,114

Preferred equity	38,568			32,307
Common equity	204,585			190,995
Stockholders’ equity	243,153			223,302
Total liabilities and equity	$ 2,004,635			$ 2,032,416

Net interest income/spread (a)		$ 31,419	3.22%		$ 31,792	3.15%
Net interest margin (a)			3.51%			3.49%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Second quarter 2010 Earnings Release
- Page 12 of 12 -

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by Peoples provide information useful to investors in understanding Peoples’ operating performance and trends, and facilitate comparisons with the performance of Peoples’ peers.  The following tables summarize the non-GAAP financial measures derived from amounts reported in Peoples’ financial statements:

	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, end of period)	2010	2010	2009	2009	2009

Tangible Equity:
Total stockholders' equity, as reported	$ 240,280	$ 240,842	$ 243,968	$ 244,363	$ 238,449
Less: goodwill and other intangible assets	65,138	65,357	65,599	65,805	66,093
Tangible equity	$ 175,142	$ 175,485	$ 178,369	$ 178,558	$ 172,356

Tangible Common Equity:
Tangible equity	$ 175,142	$ 175,485	$ 178,369	$ 178,558	$ 172,356
Less: preferred stockholders' equity	38,593	38,568	38,543	38,518	38,494
Tangible common equity	$ 136,549	$ 136,917	$ 139,826	$ 140,040	$ 133,862

Tangible Assets:
Total assets, as reported	$ 1,967,046	$ 2,003,271	$ 2,001,827	$ 2,004,754	$ 2,039,251
Less: goodwill and other intangible assets	65,138	65,357	65,599	65,805	66,093
Tangible assets	$ 1,901,908	$ 1,937,914	$ 1,936,228	$ 1,938,949	$ 1,973,158

Tangible Book Value per Share:
Tangible common equity	$ 136,549	$ 136,917	$ 139,826	$ 140,040	$ 133,862
Common shares outstanding	10,423,317	10,408,096	10,374,637	10,371,357	10,358,852

Tangible book value per share	$ 13.10	$ 13.15	$ 13.48	$ 13.50	$ 12.92

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$ 175,142	$ 175,485	$ 178,369	$ 178,558	$ 172,356
Total tangible assets	$ 1,901,908	$ 1,937,914	$ 1,936,228	$ 1,938,949	$ 1,973,158

Tangible equity to tangible assets	9.21%	9.06%	9.21%	9.21%	8.74%

Tangible Common Equity to Tangible Assets Ratio:
Tangible common equity	$ 136,549	$ 136,917	$ 139,826	$ 140,040	$ 133,862
Tangible assets	$ 1,901,908	$ 1,937,914	$ 1,936,228	$ 1,938,949	$ 1,973,158

Tangible common equity to tangible assets	7.18%	7.07%	7.22%	7.22%	6.78%

END OF RELEASE